EXHIBIT I-1
                  STORA ENSO ENERGY ASSETS


                                                 CAPACITY IN            1999
                                                  OPERATION          GENERATION
ASSETS OWNED BY STORA ENSO OYJ

     Huruskoski hydroelectric plant                  4.8 MW            28 GWh
     (Finland)

     Imatra Mill (Finland)                           154 MW           694 GWh

     Heinola Mill (Finland)                           37 MW           121 GWh

ASSETS  RELATED TO OWNERSHIP OF PVO D SHARES
(assets of PVO to be transferred to Stora Enso subsidiaries)

         Veitsiluoto mill (Finland)                  147 MW           622 GWh

         Oulu mill (Finland)                         125 MW           550 GWh

         Kemijarvi mill (Finland)                     24 MW           178 GWh

ASSETS OWNED BY SUBSIDIARIES:

   STORA ENSO PUBLICATION PAPER OY LTD

     Anjalankoski mill (Finland)                      79 MW           389 GWh

     Varkaus mill (Finland)                           85 MW           286 GWh

     Summa mill (Finland)                             48 MW           101 GWh

   STORA ENSO TIMBER OY

     Honkalahti mill (Finland)                         4 MW            13 GWh

   LAMINATING PAPERS OY

     Kotka mill (Finland)                             15 MW1            0 GWh

   STORA ENSO PULP AB

     Skutskar mill (Sweden)                           46 MW           259 GWh

     Norrsundet mill (Sweden)                         25 MW           160 GWh

ASSETS OWNED BY SUBSIDIARIES (CONT.):

   STORA ENSO HYLTE AB

     Hylte mill (Sweden)                              28 MW           127 GWh

   STORA ENSO KVARNSVEDEN AB

     Kvarnsveden mill (Sweden)                        15 MW2           47 GWh

   STORA ENSO PAPERBOARD AB

     Gruvon mill (Sweden)                             37 MW           186 GWh

     Skoghall mill (Sweden)                           73 MW           142 GWh

   STORA ENSO FORS AB

__________________
1    Back-up. Not normally in operation.

2    In  addition,  an old 30 MW  turbine  has not been in use  since  the early
     1960s.


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     Fors mill (Sweden)                               10 MW            37 GWh

   STORA ENSO GRYCKSBO AB

     Grycksbo mill (Sweden)                            4.2 MW           7 GWh

   STORA ENSO NYMOLLA AB

     Nymolla mill (Sweden)                            34 MW           207 GWh

   CELULOSE BEIRA INDUSTRIAL (CELBI) S.A.

     Celbi mill (Portugal)                            50 MW           167 GWh

   STORA ENSO CORBEHM S.A.

     Corbehm mill (France)                            88.7 MW         290 GWh

   STORA ENSO UETERSEN GMBH

     Uetersen Mill (Germany)                          12 MW             8 GWh

   STORA ENSO MAXAU GMBH & CO. KG

     Maxau mill (Germany)                             75.6 MW         397 GWh

   STORA ENSO SACHSEN GMBH

     Sachsen mill (Germany)                           42 MW           310 GWh

   STORA ENSO PORT HAWKESBURY LTD.

     Port Hawkesbury mill (Canada)                    27.2 MW          72 GWh

   STORA ENSO SUZHOU PAPER CO. LTD.

     Suzhou mill (China)                               6 MW            14.47 GWh

ASSETS OWNED BY JOINT VENTURES:

   WKC GRIFT CV3

     Berghuizer mill (Netherlands)                    73 MW           560 GWh


ASSETS OWNED BY JOINT VENTURES (CONT.):

   COGENERATION PLANT S.L. 4

     Barcelona mill (Spain)                           42 MW           407 GWh

ASSETS OWNED BY THIRD PARTIES:

   INDUSTREIKRAFTWERK BAINFURT5

     Baienfurt mill (Germany)                         39.4 MW         251 GWh

__________________
3 Joint venture owned 50% by Berghuizer Papier Fabriek NV, a subsidiary of Stora Enso Oyj, and 50% by Nuon N.V.
4 Joint venture owned 91% by Stora Enso Barcelona S.A., a subsidiary of Stora Enso Oyj, and 9% by Deutsche Bank.
5 In 1999, Stora Enso Baienfurt GmbH, a subsidiary of Stora Enso Oyj, sold all of the energy production assets to Industreikraftwerk Bainfurt ("IKB"), which is owned 50% by EnBW Energie-Vertriebsgesellschaft mbH ("EnbW"), a local grid company, and 50% by VEW Energie. Complete responsibility for management of the assets belongs to IKB. Stora Enso Baienfurt GmbH has an option to repurchase the assets after 15 years.


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   ENERGIE-VERTRIEBSGESELLSCHAFT MBH

     Wolfshek mill (Germany)6                          2 MW            15 GWh

   ABB KREDIT OY

     Kotka mill (Finland)7                            71 MW           473 GWh

     Anjalankoski mill (Finland)8                     72 MW9           --

     PVO Shares to be divested                       346.6 MW10     Depends on
                                                    (Stora Enso     market
                                                    share)          conditions




__________________
6    Operated by Stora Enso Maxau GmbH & Co. KG.
7 Sale and leaseback transaction between Stora Enso Oyj and ABB Kredit Oy. The facility is managed by Stora Enso Publication Paper Oy and Laminating Papers Oy, subsidiaries of Stora Enso Oyj.
8 Sale and leaseback transaction between Stora Enso Publication Paper Oy and ABB Kredit Oy.
9    Under construction.
10 Excluding entitlements to the power output of the assets to which Stora Enso is entitled pursuant to its ownership of the PVO Series D shares described above.